November 16, 2010

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
(541) 385-6205
Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
(541) 617-3526

CASCADE BANCORP (OREGON) ANNOUNCES
AGREEMENTS FOR $177 MILLION CAPITAL RAISE

David F. Bolger and Lightyear Fund II, L.P. Extend Securities Purchase Agreements;
Affiliates of Leonard Green & Partners, L.P. and WL Ross & Co. LLC
Enter into New Securities Purchase Agreements

Investments to Restore Capital Levels and Facilitate Long-Term Growth

Company to Effect 1 for 10 Reverse Stock Split Prior to Closing

BEND, Ore., November 16/PRNewswire-First Call/ — Cascade Bancorp (NASDAQ: CACB) (the “Company”) announced today that it has entered into Securities Purchase Agreements for the purchase and sale of approximately $177 million of shares of its common stock (“Common Stock”).  Private placement investors who have entered into separate agreements with the Company include, among others: David F. Bolger (“Mr. Bolger”), an affiliate of Lightyear Fund II, L.P. (“Lightyear”), private equity funds affiliated with Leonard Green & Partners, L.P. (“Leonard Green” or “LGP”) and private equity funds affiliated with WL Ross & Co. LLC (“WL Ross”).

Patricia L. Moss, Chief Executive Officer of Cascade Bancorp, commented, “We are pleased that, after closing of the transactions contemplated by the Securities Purchase Agreements, our capital ratios will notably exceed regulatory agency benchmarks for a ‘well-capitalized’ bank.  Upon closing, not only will Cascade Bancorp’s strong pro forma capital ratios place the Company among the best capitalized community banks in the nation, the Bank will also exceed the 10% leverage ratio required by our regulatory order.  This investor vote of confidence in our company and the communities we serve will provide the financial strength to sustain our market position as a premier local bank serving customers in the communities of Oregon and Idaho.”

Moss continued, “For the past eighteen months we have focused our strategies and efforts on improving our capital position, reducing risk in the loan portfolio and positioning ourselves for a future of serving the financial needs of our customers.  We are pleased with the deep industry knowledge that our high-quality lead investors — WL Ross, Leonard Green, Lightyear, and Mr. Bolger — bring to the Company.  As we reflect on these challenging times, we are energized and inspired by our loyal customers whose support has been integral to our success in this capital raise.  We remain committed to delivering ongoing value to our customers as we reinforce the value of community banks in fueling a return to economic health.”

The following provides additional detail as to the capital raise transaction:

Upon completion of the transaction, each of Leonard Green, Lightyear, and WL Ross will own 24.35%, and Mr. Bolger will own 14.01%, of our outstanding Common Stock.  The purchase price per share of our Common Stock for each investor will be $0.40 (subject to adjustment for the Company’s anticipated reverse stock split, as described below).  Closing of the investments under the Securities Purchase Agreements is subject to several closing conditions, including, among others, (i) the receipt of required shareholder and regulatory approvals; (ii) the receipt by the Company of gross proceeds of at least $165 million; and (iii) the completion of the Company’s previously announced repurchase of its outstanding trust preferred securities at an 80% discount.  At the closing, each of Lightyear, Leonard Green, and WL Ross will have one representative joining Cascade Bancorp’s Board of Directors.  Thomas M. Wells currently serves as the Cascade Bancorp Board of Directors designee for David F. Bolger.

Keefe, Bruyette & Woods, Inc. served as lead placement agent and Macquarie Capital (USA) Inc. served as co-placement agent for Cascade Bancorp in the private placement.

The Company also announced that its Board of Directors has elected to effect a 1 for 10 reverse stock split that will be effective Monday, November 22, 2010, when the Common Stock will begin trading on a post split-adjusted basis under the interim trading symbol CACBD for a period of 20 days, after which the Company’s trading symbol will return to CACB.  As a result of the reverse stock split, each ten shares of the Company’s Common Stock outstanding at the time of the reverse split will be automatically reclassified and changed into one share of Common Stock, and the total number of shares of Common Stock outstanding will be reduced from approximately 28.5 million to approximately 2.85 million post-split.  Since no fractional shares will be issued in connection with the reverse stock split, shareholders will receive cash in lieu of the fractional shares to which they would otherwise be entitled.  The terms and reasons for the reverse stock split are more fully described in the Company’s proxy materials filed with the Securities and Exchange Commission on November 10, 2009.  The reverse stock split was approved by the Company’s shareholders on December 7, 2009.

Upon the completion of the reverse stock split, the purchase price per share of our Common Stock for each investor will be adjusted proportionately.

About David F. Bolger:
David F. Bolger became the largest shareholder of Cascade Bancorp in April 2006, when he merged Boise, Idaho based Farmers & Merchants State Bank, owned by him, into the Company.  During Mr. Bolger’s ownership, Farmers & Merchants State Bank grew in net assets from $28 million to $612 million.  In addition to his extensive background in investment banking, and real estate development and management throughout the United States, Mr. Bolger has been an active equity investor in various public companies, including a number of significant financial institutions.  David Bolger demonstrated his long-term commitment to Cascade Bancorp, and the capital raise process, by early-on declaring his willingness to invest additional capital to his already substantial investment in the company.  Mr. Bolger was represented by Sullivan & Cromwell LLP.

About Lightyear Capital:
Lightyear is a private equity investment firm providing buyout and growth capital to companies in the financial services industry. Based in New York, Lightyear, through its affiliated funds, has managed approximately $3 billion of committed capital with investments across the financial services spectrum, including asset management, banking, brokerage, financial technology, insurance, leasing, related business services and other sectors within financial services.  Lightyear brings unique strengths and discipline to its investment process, as well as operating, transaction, and strategic management experience, along with significant contacts and resources beyond capital.  It is anticipated that Chris Casciato, a Managing Director of Lightyear, will be elected to the Board of Directors of Cascade Bancorp upon completion of the transaction, subject to regulatory approval.  Lightyear was represented by Simpson Thacher & Bartlett LLP.

About Leonard Green & Partners:
Leonard Green & Partners, L.P. is one of the nation's leading private equity firms with over $9 billion in equity commitments under management.  Since its inception in 1989, LGP has sponsored investments in companies with an aggregate value in excess of $42 billion.  LGP invests in a diverse range of industries including retail, distribution, business services, financial services, media, healthcare and consumer products.  It is anticipated that Michael J. Connolly, a Partner of LGP, will be elected to the Board of Directors of Cascade Bancorp upon completion of the transaction, subject to regulatory approval. Leonard Green was represented by Skadden, Arps, Slate, Meagher & Flom LLP.

About WL Ross & Co. LLC:
WL Ross was organized on April 1, 2000 when Wilbur L. Ross, Jr. and a team of other professionals left Rothschild Inc. to form a private equity investment firm with $450 million of assets under management.  Since then, the firm has sponsored more than $10 billion of private equity investments in diverse industries, including airlines, automotive components, banking, independent power producers, insurance, railcar manufacturing and leasing, steel and textiles in North and South America, Europe and Asia.  WL Ross has invested in several banks, including Sun National Bank in Vineland, New Jersey, First Michigan Bank in Troy, Michigan, BankUnited in Miami Lakes, Florida, Virgin Money in the United Kingdom and Kansai Sawayaka Bank in Osaka, Japan, with more than $20 billion in total assets.  WL Ross has locations in New York City, Beijing, Bombay, Tokyo and West Palm Beach.  It is anticipated that James B. Lockhart, Vice Chairman of WL Ross, who was previously the Director and Chairman of the Board of the Federal Home Finance Agency, which regulated Fannie Mae, Freddie Mac, and the Federal Home Loan Banks, will be elected to the Board of Directors of Cascade Bancorp upon completion of the transaction, subject to regulatory approval.  WL Ross was also represented by Skadden, Arps, Slate, Meagher & Flom LLP.

About Cascade Bancorp and Bank of the Cascades:
Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets.  Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley.

In connection with the proposed investments, a proxy statement relating to certain of the matters discussed in this release is expected to be filed with the SEC. When filed, copies of the proxy statement and other related documents may be obtained free of charge on the SEC website (www.sec.gov). THE COMPANY’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Cascade Bancorp, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s shareholders in connection with certain of the matters discussed in this release. Information regarding such persons and their interests in Cascade Bancorp is contained in the Company’s proxy statements and annual reports on Form 10-K filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the matters discussed in this release, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in this release, which are expected to be filed with the SEC. The information contained in this release is not intended as a solicitation to buy the Company’s stock and is provided for general information.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact.  When used in this report, the word “expects,” “believes,” “anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Certain risks and uncertainties and the Company’s success in managing such risks and uncertainties may cause actual results to differ materially from those projected, including among others, the risk factors described in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) for the quarter ended September 30, 2010, as well as the following factors: the investment transactions described in this release may not be completed in a timely manner or at all; our inability to comply in a timely manner with the cease and desist order with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”) and the written agreement entered into with the Federal Reserve Bank and DFCS, under which we are currently operating, could lead to further regulatory sanctions or orders, which could further restrict our operations and negatively affect our results of operations and financial condition; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and the Oregon communities of Central Oregon, Northwest Oregon, Southern Oregon and the greater Boise area, specifically; we may be compelled to seek additional capital in the future to augment capital levels or ratios or improve liquidity, but capital or liquidity may not be available when needed or on acceptable terms; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in the Company’s SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and current regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition.

These forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publish revised forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof.  Readers should carefully review all disclosures filed by the Company from time to time with the SEC.

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